UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2007

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Sale of Interest in FilmFlex Movies Limited

On December 21, 2007, On Demand Group Limited (“ODG”), a wholly-owned subsidiary of SeaChange International, Inc. (“SeaChange”), sold all of the shares held by ODG in FilmFlex Movies Limited (“FilmFlex”) to the two other existing shareholders in FilmFlex (The Walt Disney Company Limited (“Disney”) and Columbia Pictures Corporation Limited (“Sony”)) and to FilmFlex. The aggregate consideration received by ODG in connection with this sale was £9,000,000 in cash. In connection with this sale, SeaChange is obligated to issue £1,600,000 in shares of SeaChange to the former shareholders of ODG pursuant to the terms of the original Agreement for the Sale and Purchase of Share Capital of ODG, dated as of September 23, 2005 (the “ODG Purchase Agreement”), by and among SeaChange, Anthony Kelly, Andrew Birchall and the other parties set forth on the signature pages thereto.

Prior to the sale, ODG owned 1,050,000 shares of FilmFlex. Pursuant to the terms of an Agreement for the Purchase of Shares in FilmFlex Movies Limited, dated as of December 21, 2007 (the “FilmFlex Purchase Agreement”), by and among ODG, FilmFlex, Disney and Sony, ODG sold 430,000 FilmFlex shares to Disney for a cash purchase price of £3,685,714.29 and ODG sold 430,000 FilmFlex shares to Sony for a cash purchase price of £3,685,714.29. A copy of the FilmFlex Purchase Agreement is filed herewith as Exhibit 10.1. Pursuant to the terms of a Share Purchase Agreement for the Sale and Purchase of 190,000 Ordinary Shares in the Share Capital of FilmFlex Movies Limited, dated as of December 21, 2007 (the “Repurchase Agreement”), FilmFlex repurchased the remaining 190,000 FilmFlex shares for a cash purchase price of £1,628,571.43. A copy of the Repurchase Agreement is filed herewith as Exhibit 10.2.

This sale by ODG of its interest in FilmFlex was made outside of and on terms more favorable to ODG than those contained in the call and put provisions under the existing Shareholders’ Agreement, dated as of November 29, 2004 (the “FilmFlex Shareholders Agreement”), by and among Sony, Disney, ODG and FilmFlex.

The FilmFlex Purchase Agreement prohibits ODG and its affiliated parties, including SeaChange, from engaging in certain competitive activities prior to December 31, 2009 and from soliciting employees of FilmFlex prior to December 21, 2009. The noncompetition provision covers the provision of any video on demand movie or feature film service on any Virgin Media operating network within the United Kingdom and Ireland.

In connection with this sale, the FilmFlex Shareholders Agreement was also terminated with regard to ODG, and FilmFlex, Sony and Disney each gave a customary release of all claims that such party may have against ODG and its affiliated persons in connection with the FilmFlex Shareholders Agreement.

Payments Pursuant to On Demand Group Limited Purchase Agreement

In connection with the payments received by ODG pursuant to the FilmFlex Purchase Agreement and the Repurchase Agreement, the former shareholders of ODG, including Anthony Kelly and Andrew Birchall (each now executive officers of SeaChange), are entitled to receive £1,600,000 in shares of common stock of SeaChange. These shares will be issued at the same time as those issuable pursuant to the ODG Purchase Agreement in connection with the last earnout period thereunder, being the fiscal year ended January 31, 2008.

In connection with this share issuance, a Variation Agreement, dated as of December 21, 2007 (the “Variation Agreement”), by and among SeaChange, Anthony Kelly, Andrew Birchall and the other parties set forth on the signature pages thereto has been entered into with respect to the ODG Purchase Agreement. The Variation Agreement clarifies that the payment to the former ODG shareholders, including Messrs. Kelly and Birchall, is to be made based on the FilmFlex Purchase Agreement and the Repurchase Agreement, as the original call and put option pursuant to the FilmFlex Shareholders Agreement are no longer applicable as a disposition more favorable to SeaChange has been made pursuant to the terms of the FilmFlex Purchase Agreement and the Repurchase Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Agreement for the Purchase of Shares in FilmFlex Movies Limited, dated as of December 21, 2007, by and among On Demand Group Limited, FilmFlex Movies Limited, The Walt Disney Company Limited and Columbia Pictures Corporation Limited

10.2	Share Purchase Agreement for the Sale and Purchase of 190,000 Ordinary Shares in the Share Capital of FilmFlex Movies Limited, dated as of December 21, 2007, by and between On Demand Group Limited and FilmFlex Movies Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: December 31, 2007

Exhibit No.	Description
10.1	Agreement for the Purchase of Shares in FilmFlex Movies Limited, dated as of December 21, 2007, by and among On Demand Group Limited, FilmFlex Movies Limited, The Walt Disney Company Limited and Columbia Pictures Corporation Limited

10.2	Share Purchase Agreement for the Sale and Purchase of 190,000 Ordinary Shares in the Share Capital of FilmFlex Movies Limited, dated as of December 21, 2007, by and between On Demand Group Limited and FilmFlex Movies Limited